Exhibit No. 99.1

Andre Muller Resigns as a Director and Officer of Alliance Distributors

For Immediate Release

New York, New York - July 26, 2007 - Alliance Distributors Holding Inc. (OTC Bulletin Board: ADTR), a distributor of interactive video games and gaming products, today announced that Andre Muller has resigned as a director and officer of the company.

Jay Gelman, Chairman and CEO of Alliance, said, “On behalf of the board, I thank Andre for his services to the company, and we wish him success in all of his endeavors.”

About Alliance Distributors Holding Inc.

Alliance Distributors Holding Inc. (www.alliancedistributors.com), which does business as Alliance Distributors, is a full-service wholesale videogame distributor, specializing in gaming products and accessories for all key manufacturers and 3rd party publishers. Alliance Distributors offers support on: PS3, PSP, PS2, X-Box 360, Wii, DS and GBA SP, peripherals and software titles.

Safe Harbor

Certain statements contained in this press release contain forward-looking statements including without limitation, statements concerning our operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “estimate,” “believe,” “expect,” and “anticipate” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

Investors are cautioned that all forward-looking statements, which are based largely on our current expectations, involve risks and uncertainty. Actual results, events and circumstances (including future performance, results and trends) could differ materially from those set forth in such statements due to various factors, risks and uncertainties, including without limitation, risks associated with technological change, competitive factors and general economic conditions, changes in marketing and distribution strategies by manufacturers, continued shortages of new platform systems, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that we acquire, changes in our business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors. There can be no assurance that the results referred to in the forward-looking statements contained in this release will occur. The Company has no duty and undertakes no obligation to update any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:

Alliance Distributors Holding Inc.
Steve Gelman - VP of Marketing and Communications
718-536-2248
steve@alliancedis.com